UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2018 (November 15, 2018)

Commission File Number	Exact name of registrant as specified in its charter, principal office and address and telephone number	State of incorporation or organization	I.R.S. Employer Identification No.
001-36867	Allergan plc Clonshaugh Business and Technology Park Coolock, Dublin, D17 E400, Ireland (862) 261-7000	Ireland	98-1114402

001-36887	Warner Chilcott Limited Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda (441) 295-2244	Bermuda	98-0496358

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Allergan plc	YES ☐	NO ☒
Warner Chilcott Limited	YES ☐	NO ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2018, Allergan Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg (“Allergan SCS”) and an indirect wholly-owned subsidiary of Allergan plc (the “Company”), closed its previously announced public offering of €1.7 billion aggregate principal amount of notes (collectively, the “Securities”). The Securities were issued pursuant to an indenture dated as of March 12, 2015 (the “Base Indenture”), as supplemented by the fourth supplemental indenture, dated as of November 15, 2018 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among (i) Allergan SCS, (ii) Warner Chilcott Limited, a Bermuda exempted company, (iii) Allergan Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, and (iv) Allergan Finance, LLC, a Nevada limited liability company, all indirect wholly-owned subsidiaries of the Company (collectively, the “Guarantors”), as guarantors.

The Securities and the guarantees are unsecured and unsubordinated obligations of Allergan SCS and the Guarantors, which rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of Allergan SCS and the Guarantors and senior in right of payment to all existing and future subordinated indebtedness of Allergan SCS and the Guarantors. The Securities will be structurally subordinated to all existing and future indebtedness and other liabilities and commitments of subsidiaries of Allergan SCS and of the Guarantors that do not guarantee the Securities. Certain terms of the Securities are as follows:

Description	Principal Amount	Maturity	Price to Public
1.500% Notes	€500,000,000	November 15, 2023	99.628%
2.625% Notes	€500,000,000	November 15, 2028	99.844%
Floating Rate Notes*	€700,000,000	November 15, 2020	100.000%

*	The Floating Rate Senior Notes due 2020 will bear interest at a floating rate equal to three month EURIBOR plus 0.350% per annum.

The Indenture does not contain any financial covenants or provisions limiting Allergan SCS or the Guarantors from incurring additional indebtedness. The Indenture limits the ability of Warner Chilcott Limited and certain of its subsidiaries to incur liens, enter into sale and leaseback transactions and engage in certain business activities, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control Triggering Event (as defined in the Indenture), each holder of the Securities will have the right to require Allergan SCS to purchase all or a portion of such holder’s Securities at a purchase price equal to 101% of the aggregate principal amount of such Securities, plus accrued and unpaid interest to but excluding the date of such purchase.

The Securities will mature on the dates set forth in the Indenture. However, Allergan SCS, at its option, may redeem any or all of the series of fixed rate notes, in each case, in whole or in part, at any time or from time to time, at the applicable redemption prices described in the Indenture.

The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the terms of the Base Indenture and the Fourth Supplemental Indenture attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

Exhibit 4.1*	Fourth Supplemental Indenture dated November 15, 2018, among Allergan Funding SCS and Warner Chilcott Limited, Allergan Capital S.à r.l. and Allergan Finance, LLC, as guarantors, and Wells Fargo Bank, National Association, as trustee.

Exhibit 5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

Exhibit 5.2*	Opinion of Loyens & Loeff Luxembourg S.à r.l.

Exhibit 5.3*	Opinion of Appelby (Bermuda) Limited.

Exhibit 5.4*	Opinion of Greenberg Traurig, LLP.

Exhibit 23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in Exhibit 5.1 above).

Exhibit 23.2	Consent of Loyens & Loeff Luxembourg S.à r.l (contained in Exhibit 5.2 above).

Exhibit 23.3	Consent of Appleby (Bermuda) Limited (contained in Exhibit 5.3 above).

Exhibit 23.4	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.4 above).

*	Exhibits filed herewith

EXHIBIT INDEX

Exhibit	Description of Exhibit

Exhibit 4.1*	Fourth Supplemental Indenture dated November 15, 2018, among Allergan Funding SCS and Warner Chilcott Limited, Allergan Capital S.à r.l., and Allergan Finance, LLC, as guarantors, and Wells Fargo Bank, National Association, as trustee, as trustee.

Exhibit 5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

Exhibit 5.2*	Opinion of Loyens & Loeff Luxembourg S.à r.l.

Exhibit 5.3*	Opinion of Appleby (Bermuda) Limited.

Exhibit 5.4*	Opinion of Greenberg Traurig LLP.

Exhibit 23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in Exhibit 5.1 above).

Exhibit 23.2	Consent of Loyens & Loeff Luxembourg S.à r.l (contained in Exhibit 5.2 above).

Exhibit 23.3	Consent of Appleby (Bermuda) Limited (contained in Exhibit 5.3 above).

Exhibit 23.4	Consent of Greenberg Traurig LLP (contained in Exhibit 5.4 above).

*	Exhibits filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2018	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
EVP & Chief Legal Officer and Corporate Secretary

Warner Chilcott Limited

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Secretary